Exhibit 99.1

TriNet Reports Fourth Quarter & Fiscal Year 2016 Results

12% Growth in Total Revenues and 16% Growth in Net Service Revenues for the Fourth Quarter
15% Growth in Total Revenues and 18% Growth in Net Service Revenues for 2016
63% Growth in Net Income and 21% Growth in Adjusted Net Income for the Fourth Quarter
94% Growth in Net Income and 23% Growth in Adjusted Net Income for 2016

SAN LEANDRO, Calif. — February 28, 2017 — TriNet Group, Inc. (NYSE: TNET), a leading provider of a comprehensive human resources solution for small to midsize businesses, today announced financial results for the fourth quarter and year ended December 31, 2016.
Fourth quarter highlights include:

•	Total revenues increased 12% to $811.1 million and Net Service Revenues increased 16% to $173.1 million, each as compared to the same period last year.

•	Total WSEs at December 31, 2016 increased 4% from December 31, 2015, to approximately 338,000.

•	Net income was $23.0 million, or $0.32 per diluted share, compared to net income of $14.1 million, or $0.20 per diluted share, in the same period last year.

•	Adjusted Net Income was $26.9 million, or $0.38 per diluted share, compared to Adjusted Net Income of $22.2 million, or $0.31 per diluted share, in the same period last year.

•	Adjusted EBITDA was $56.4 million, a 23% increase from the same period last year.
Full year highlights include:

•	Total revenues increased 15% to $3.1 billion and Net Service Revenues increased 18% to $646.6 million from 2015.

•	Net income was $61.4 million, or $0.85 per diluted share, compared to net income of $31.7 million, or $0.44 per diluted share, in 2015.

•	Adjusted Net Income for 2016 was $86.7 million, or $1.20 per diluted share, compared to Adjusted Net Income of $70.7 million, or $0.97 per diluted share, in 2015.

•	Adjusted EBITDA was $186.6 million, an 23% increase from the same period last year.

“We delivered strong profitable growth in the fourth quarter and full year 2016,” said Burton M. Goldfield, TriNet’s President and CEO. “I believe our vertical market strategy, emphasis on building superior bundled products and commitment to operational discipline are key ingredients to our success. In the year ahead, we will seek to further improve our clients’ overall experience, complete our platform consolidation, and profitably grow within our targeted verticals.”
TriNet’s total revenues for the fourth quarter of 2016 increased 12% from the fourth quarter of 2015 to $811.1 million, while Net Service Revenues increased 16% from the fourth quarter of 2015 to $173.1 million. Net Service Revenues consisted of professional service revenues of $114.3 million and Net Insurance Service Revenues of $58.8 million. Net Insurance Service Revenues consisted of insurance service revenues of $696.8 million, less insurance costs of $638.0 million. Professional service revenues for the fourth quarter of 2016 increased 7%, and Net Insurance Service Revenues increased 40%, compared to the fourth quarter of 2015.
TriNet’s total revenues for the full year 2016 increased 15% to $3.1 billion, while Net Service Revenues increased 18% to $646.6 million. Net Service Revenues consisted of professional service revenues of $446.8 million and Net Insurance Service Revenues of $199.8 million. Net Insurance Service Revenues consisted of insurance service revenues of $2.6 billion, less insurance costs of $2.4 billion. Professional service revenues increased 11% and Net Insurance Service Revenues increased 37% over the full year of 2015.
At December 31, 2016, TriNet had cash and cash equivalents of $184.0 million and total debt of $458.9 million.
Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly and annual results and provide quarterly and annual financial guidance for 2017. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: http://dpregister.com/10099651. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.”  The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10099651.
About TriNet
TriNet is a leading provider of a comprehensive human resources solution for small to midsize businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to one strategic partner and allowing them to focus on operating and growing their core businesses. Our HR solution includes services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our technology platform, with online and mobile tools, which allow our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements including, among other things, TriNet’s expectations regarding: the growth of its customer base and improvement of its clients’ experience, its ability to deepen its presence across a range of industry sectors, its ability to roll out additional vertical product offerings as and when planned, its ability to make enhancements to its technology platform and complete its platform consolidation, its ability to remediate the material weaknesses in its internal controls over financial reporting, its ability to execute on its vertical market strategy and penetrate the market for HR solutions for small to midsize businesses and other expectations, outlooks and forecasts on its future business, operational and financial performance. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements.
Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: risks associated with the market acceptance of outsourcing the HR function, and the anticipated benefits associated with the use of a bundled HR solution; changes to and our ability to comply with laws and regulations, including both those applicable to the co-employment relationship as well as those applicable to our clients’ businesses and their employees; the amendment, repeal, replacement or continuing implementation of the Affordable Care Act and other health care reform, which may be more challenging in a changing political environment; our ability to maintain the security of our information technology (IT) infrastructure against cyber-attacks and security breaches; our ability to manage unexpected changes in workers’ compensation and health insurance claims by worksite employees; the unpredictable nature of our costs and operating expenses, in particular our workers’ compensation and health insurance costs; our ability to remediate the material weaknesses in our internal controls over financial reporting; our ability to effectively acquire and integrate new businesses; our ability to gain new clients, and our clients’ ability to grow and gain more employees; our ability to effectively acquire and integrate new businesses; volatility in the financial and economic environment to small and mid-sized businesses; our ability to effectively manage our growth; the effects of increased competition and our ability to compete effectively; and our ability to comply with the restrictions of our credit facility and meet our debt obligations.
Further information on risks that could affect TriNet’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q filed with the SEC on November 3, 2016 which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2016. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, and we do not assume any obligation, and do not intend, to update any of our forward-looking statements, whether as a result of new information or otherwise.

Contacts:
Investors:	Media:
Alex Bauer	Jock Breitwieser
TriNet	TriNet
Investorrelations@TriNet.com	Jock.Breitwieser@TriNet.com
(510) 875-7201	(510) 875-7250
TriNet, Ambitions Realized and the TriNet logo are registered trademarks of TriNet.

FINANCIAL HIGHLIGHTS

Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. These key financial and operating metrics may change over time. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(in thousands, except per share data)	2016	2015	2016 vs. 2015	2016	2015	2016 vs. 2015
Income Statement Data:
Total revenues	$811,071	$725,695	12%	$3,060,313	$2,659,288	15%
Operating income	42,717	29,609	44	123,958	78,317	58
Net income	22,966	14,095	63	61,406	31,695	94
Diluted net income per share of common stock	0.32	0.20	60	0.85	0.44	93
Non-GAAP measures (1):
Net Service Revenues (1)	173,103	148,997	16	646,561	546,912	18
Net Insurance Service Revenues (1)	58,837	41,998	40	199,806	145,625	37
Adjusted EBITDA (1)	56,400	45,723	23	186,554	151,340	23
Adjusted Net income (1)	26,896	22,152	21	86,694	70,720	23

(1)	Refer to Non-GAAP Financial Measures section below for definition and reconciliation from GAAP measures.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Operating Metrics:
Total WSEs payroll and payroll taxes processed (in billions)	$9.4	$8.9	$34.3	$30.6
Total WSEs	337,885	324,399	337,885	324,399
Average WSEs	333,444	321,091	326,850	303,917

	Year Ended December 31,
(in thousands)	2016	2015
Balance Sheet Data:
Cash and cash equivalents	$184,004	$166,178
Working capital	156,771	112,428
Total assets	2,095,143	2,092,449
Notes and capital leases payable	459,054	493,935
Total liabilities	2,060,553	2,084,368
Total stockholders’ equity	34,590	8,081

Cash Flow Data:
Net cash provided by operating activities	$144,532	$130,599
Net cash used in investing activities	(27,122)	(37,689)
Net cash used in financing activities	(99,371)	(60,752)

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except share and per share data)	2016	2015	2016	2015
Professional service revenues	$114,266	$106,999	$446,755	$401,287
Insurance service revenues	696,805	618,696	2,613,558	2,258,001
Total revenues	811,071	725,695	3,060,313	2,659,288
Insurance costs	637,968	576,698	2,413,752	2,112,376
Cost of providing services (exclusive of depreciation and amortization of intangible assets)	50,563	39,112	190,444	150,694
Sales and marketing	39,736	43,019	173,714	166,759
General and administrative	22,581	20,635	91,659	69,626
Systems development and programming	10,468	5,709	31,438	27,558
Amortization of intangible assets	1,350	7,062	15,997	39,346
Depreciation	5,688	3,851	19,351	14,612
Total costs and operating expenses	768,354	696,086	2,936,355	2,580,971
Operating income	42,717	29,609	123,958	78,317
Other income (expense):
Interest expense and bank fees	(4,580)	(4,796)	(20,257)	(19,449)
Other, net	317	269	751	1,142
Income before provision for income taxes	38,454	25,082	104,452	60,010
Income tax expenses	15,488	10,987	43,046	28,315
Net income	$22,966	$14,095	$61,406	$31,695
Net income per share:
Basic	$0.34	$0.20	$0.88	$0.45
Diluted	$0.32	$0.20	$0.85	$0.44
Weighted average shares:
Basic	68,974,915	70,171,717	70,159,696	70,228,159
Diluted	70,735,975	71,805,589	71,972,486	72,618,069

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$184,004	$166,178
Restricted cash and cash equivalents	14,569	14,557
Prepaid income taxes	42,381	4,105
Prepaid expenses	10,784	8,579
Other current assets	2,145	1,359
Worksite employee related assets	1,281,471	1,373,386
Total current assets	1,535,354	1,568,164
Workers' compensation collateral receivable	31,883	29,204
Restricted cash, cash equivalents and investments	130,501	101,806
Property and equipment, net	58,622	37,844
Goodwill	289,207	289,207
Other intangible assets, net	31,074	46,772
Other assets	18,502	19,452
Total assets	$2,095,143	$2,092,449
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,541	$12,904
Accrued corporate wages	30,937	28,963
Notes and capital leases payable, net	36,559	32,970
Other current liabilities	12,551	11,402
Worksite employee related liabilities	1,275,995	1,369,497
Total current liabilities	1,378,583	1,455,736
Notes and capital leases payables, net, noncurrent	422,495	460,965
Workers' compensation loss reserves (net of collateral paid $22,377 and $15,129 at December 31, 2016 and 2015, respectively)	159,301	105,481
Deferred income taxes	92,373	54,641
Other liabilities	7,801	7,545
Total liabilities	2,060,553	2,084,368
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.000025 par value per share; 20,000,000 shares authorized; no shares issued and outstanding at December 31, 2016 and 2015)	—	—
Common stock and additional paid-in capital ($0.000025 par value per share; 750,000,000 shares authorized; 69,015,690 and 70,371,425 shares issued and outstanding at December 31, 2016 and 2015, respectively)	535,132	494,397
Accumulated deficit	(499,938)	(485,595)
Accumulated other comprehensive loss	(604)	(721)
Total stockholders’ equity	34,590	8,081
Total liabilities and stockholders’ equity	$2,095,143	$2,092,449

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(In thousands)	2016	2015
Operating activities
Net income	$61,406	$31,695
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,175	52,817
Stock-based compensation	26,497	17,923
Excess tax benefits received from equity incentive plan activity	(4,639)	(20,670)
Deferred income taxes	41,772	14,954
Accretion of workers' compensation and leases fair value adjustment	—	(639)
Changes in operating assets and liabilities:
Restricted cash and cash equivalents	(41,535)	(17,991)
Prepaid income taxes	(37,715)	24,494
Prepaid expenses and other current assets	(2,991)	1,313
Workers' compensation collateral receivable	(2,679)	3,152
Other assets	262	(14,527)
Accounts payable	9,158	287
Accrued corporate wages and other current liabilities	3,247	5,616
Workers' compensation loss reserves	54,161	31,483
Worksite employee related assets	91,915	261,750
Worksite employee related liabilities	(93,502)	(261,058)
Net cash provided by operating activities	144,532	130,599
Investing activities
Acquisitions of businesses	(300)	(4,750)
Purchases of marketable securities	(14,959)	(41,939)
Proceeds from maturity of marketable securities	27,787	27,557
Purchase of property and equipment	(39,650)	(18,557)
Net cash used in investing activities	(27,122)	(37,689)
Financing activities
Repurchase of common stock	(71,604)	(48,364)
Proceeds from issuance of common stock on exercised options	5,272	7,166
Proceeds from issuance of common stock on employee stock purchase plan	4,506	5,315
Awards effectively repurchased for required employee withholding taxes	(4,145)	(799)
Proceeds from issuance of notes payable	57,978	—
Payments for extinguishment of debt	(57,563)	—
Repayment of notes and capital leases payable	(37,078)	(45,562)
Payment of debt issuance costs	(1,376)	—
Excess tax benefits received from equity incentive plan activity	4,639	20,670
Tax credit received for deductible IPO transaction costs	—	822
Net cash used in financing activities	(99,371)	(60,752)
Effect of exchange rate changes on cash and cash equivalents	(213)	(321)
Net increase in cash and cash equivalents	17,826	31,837
Cash and cash equivalents at beginning of period	166,178	134,341
Cash and cash equivalents at end of period	$184,004	$166,178

Supplemental disclosures of cash flow information
Interest paid	$15,420	$15,224
Income taxes paid, net	39,285	2,005
Supplemental schedule of noncash investing and financing activities
Payable for purchase of property and equipment	$823	$344
Allowance for tenant improvements	—	1,257

SELECTED FINANCIAL DATA

Non-GAAP Financial Measures
In addition to the selected financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we monitor other non-GAAP financial measures to manage our business, make planning decisions, allocate resources and as performance measures in our executive compensation plan. These key financial measures provide an additional view of our operational performance over the long term and provide useful information regarding how cash is generated and utilized in order to maintain and grow our business.
These financial measures also provide useful information by eliminating the effect of certain non-cash items that can fluctuate significantly from period to period, as well as certain significant items that are not representative of our business operations such as our initial public offering (IPO) transaction costs. They enhance investors’ ability to review our business from the same perspective as the management and facilitate consistent period to period comparisons by excluding items that we do not believe are indicative of our operating performance.
The presentation of the non-GAAP financial measures is to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

SELECTED FINANCIAL DATA

Non-GAAP Measure	Definition	How We Use The Measure
Net Service Revenues	• Sum of professional service revenues and Net Insurance Service Revenues, or total revenues less insurance costs.
• Provides a comparable basis of revenues on a net basis. Professional service revenues are represented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes.
• Acts as the basis to allocate resources to different functions and evaluates the effectiveness of our business strategies by each business function, and
• Provides a measure, among others, used in the determination of incentive compensation for management.

Net Insurance Service Revenues	• Insurance revenues less insurance costs.
• Is a component of Net Service Revenues, and
• Provides a comparable basis of revenues on a net basis. Professional service revenues are represented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes. Promotes an understanding of our insurance services business by evaluating insurance service revenues net of our WSE related costs which are substantially pass-through for the benefit of our WSEs. Under GAAP, insurance service revenues and costs are recorded gross as we have latitude in establishing the price, service and supplier specifications.

Adjusted EBITDA	• Net income, excluding the effects of: - income tax provision, - interest expense, - depreciation, - amortization of intangible assets, and - stock-based compensation expense
• Provides period-to-period comparisons on a consistent basis and an understanding as to how our management evaluates the effectiveness of our business strategies by excluding certain non-cash charges such as depreciation and amortization that have fluctuated significantly over the past five years, and stock-based compensation recognized based on the estimated fair values. We believe these charges are not directly resulting from our core operations or indicative of our ongoing operations.
• Enhances comparisons to prior periods and, accordingly, facilitates the development of future projections and earnings growth prospects, and
• Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted Net Income
• Net income, excluding the effects of:
- effective income tax rate(1),
- stock-based compensation,
- amortization of intangible assets,
- non-cash interest expense(2),
- debt prepayment premium, and
- the income tax effect (at our effective tax rate(1)) of these pre-tax adjustments.

• Provides information to our stockholders and board of directors to understand how our management evaluates our business, to monitor and evaluate our operating results, and analyze profitability of our ongoing operations and trends on a consistent basis by excluding certain non-cash charges as described above, debt payment premiums and our secondary offering costs as these are not directly resulting from our core operations or indicative of our ongoing operations.

(1)
For purposes of our non-GAAP financial presentation, as a result of a 2015 increase in New York City tax rates and an increase in blended state rates, we have adjusted the effective tax rate to 42.5% for 2016, from 41.5% for 2015. Each of these effective tax rates exclude income tax on non-deductible stock-based compensation and discrete items including the cumulative effect of state legislative changes.

(2)    Non-cash interest expense represents amortization and write-off of our debt issuance costs.

SELECTED FINANCIAL DATA

Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of total revenues to Net Service Revenues:

	Three Months Ended December 31,		Change 2016 vs. 2015		Year Ended December 31,		Change 2016 vs. 2015
(in thousands)	2016	2015	$	%	2016	2015	$	%
Total revenues	$811,071	$725,695	$85,376	12%	$3,060,313	$2,659,288	$401,025	15%
Less: Insurance costs	637,968	576,698	61,270	11	2,413,752	2,112,376	301,376	14
Net Service Revenues	$173,103	$148,997	$24,106	16%	$646,561	$546,912	$99,649	18%
The table below presents a reconciliation of insurance service revenues to Net Insurance Service Revenues:

	Three Months Ended December 31,		Change 2016 vs. 2015		Year Ended December 31,		Change 2016 vs. 2015
(in thousands)	2016	2015	$	%	2016	2015	$	%
Insurance service revenues	$696,805	$618,696	$78,109	13%	$2,613,558	$2,258,001	$355,557	16%
Less: Insurance costs	637,968	576,698	61,270	11	2,413,752	2,112,376	301,376	14
Net Insurance Service Revenues	$58,837	$41,998	$16,839	40%	$199,806	$145,625	$54,181	37%

The table below presents a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2016	2015	2016	2015
Net income	$22,966	$14,095	$61,406	$31,695
Provision for income taxes	15,488	10,987	43,046	28,315
Stock-based compensation	6,328	4,932	26,497	17,923
Interest expense and bank fees	4,580	4,796	20,257	19,449
Depreciation	5,688	3,851	19,351	14,612
Amortization of intangible assets	1,350	7,062	15,997	39,346
Adjusted EBITDA	$56,400	$45,723	$186,554	$151,340
The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2016	2015	2016	2015
Net income	$22,966	$14,095	$61,406	$31,695
Effective income tax rate adjustment	(855)	578	(1,346)	3,411
Stock-based compensation	6,328	4,932	26,497	17,923
Amortization of intangible assets	1,350	7,062	15,997	39,346
Non-cash interest expense	644	790	3,827	3,610
Income tax impact of pre-tax adjustments	(3,537)	(5,305)	(19,687)	(25,265)
Adjusted Net Income	$26,896	$22,152	$86,694	$70,720
GAAP Weighted average shares of common stock - diluted	70,736	71,806	71,972	$72,618
Adjusted Net Income per share - diluted	$0.38	$0.31	$1.20	$0.97